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                                                                    EXHIBIT 23.5



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 7, 2000 included in Viasource Communications, Inc.'s previously filed Form S-1 Registration Statement (File No. 333-38476) dated August 18, 2000 for the year ended January 1, 2000 and to all references to our Firm included in this registration statement.


                                             /s/ D.R. Maxfield & Co.


Fairfax, Virginia
August 22, 2000